                                                                    Exhibit 4.14

                                                                  EXECUTION COPY

                           REFERENCE AGENCY AGREEMENT

     REFERENCE AGENCY AGREEMENT, dated as of November14, 2006, among JetBlue
Airways Corporation, a Delaware corporation (the "Company"), Wilmington Trust
Company, a Delaware banking corporation ("WTC"), as Subordination Agent under the Intercreditor Agreement referred to below, WTC, as Mortgagee (as defined in the Trust Indenture and Mortgage referred to below), and WTC, as reference agent hereunder (the "Reference Agent").

                                   WITNESSETH:

     WHEREAS, certain terms used herein have the defined meanings as provided in
Section 1 below;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into the Note Purchase Agreement with respect to the issuance of the Initial Equipment Notes and dated as of the date hereof (the
"Initial Note Purchase Agreement"), with WTC, as Mortgagee, WTC, as Pass Through
Trustee under each of the Pass Through Trust Agreements referred to therein, and
WTC, as Subordination Agent under the Intercreditor Agreement referred to therein, which contemplates, among other things, the making of a secured loan to the Company by WTC, as Pass Through Trustee under each of the Pass Through Trust
Agreements;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into the Trust Indenture and Mortgage, dated as of the date hereof (the "Trust Indenture") with WTC, as Mortgagee, which provides for, among other things, the issuance by the Company of the Initial Equipment Notes secured by, among other things, certain spare aircraft parts, and bearing interest at a rate per annum based on LIBOR, as determined pursuant to this
Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Class G-1 Pass Through Trust and the Class B-1 Pass Through Trust have been created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of Pass Through Certificates pursuant thereto;

     WHEREAS, the Company and the Underwriter have entered into the Underwriting
Agreement, which provides that the Company will cause the Pass Through Trustee under the Class G-1 Pass Through Trust and the Pass Through Trustee under the
Class B-1 Pass Through Trust to issue and sell the Class G-1 Certificates and the Class B-1 Certificates, respectively, to the Underwriter on the Issuance
Date;

     WHEREAS, the Company may in the future, from time to time pursuant to the
Trust Indenture, issue Additional Equipment Notes, which may, as specified in the applicable Officer's Certificate in respect of such Additional Equipment
Notes, bear interest at a fixed rate or at a rate per annum based on LIBOR; and

     WHEREAS, in connection with the issuance of any Additional Equipment Notes and pursuant to related Pass Through Trust Agreements, Senior Trusts and/or
Junior Trusts, as the

Reference Agency Agreement

case may be, shall be created and such Pass Through Trust(s) shall, pursuant to a related Underwriting Agreement, issue and sell a related Class of Pass Through
Certificates; and

     WHEREAS, the interest rate in respect of the Initial Equipment Notes, the
Class G-1 Certificates, Class B-1 Certificates, and any Additional Equipment
Notes and all related Certificates bearing interest at a rate per annum based on
LIBOR shall be determined in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Trust Indenture or in the Intercreditor Agreement referred to therein. The conventions of construction and usage set forth in the Indenture are incorporated by reference herein. In addition, the following terms shall have the meanings specified below:

     "Class G-1 Certificates" means the Pass Through Certificates issued by the
Class G-1 Pass Through Trust.

     "Class B-1 Certificates" means the Pass Through Certificates issued by the
Class B-1 Pass Through Trust.

     "Interest Period" means (i) in the case of the first Interest Period, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Payment Date following the Issuance Date and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Payment Date.

     "Interest Rate Determination Date" means, with respect to any Interest
Period, the second London Banking Day prior to the first day of such Interest
Period.

     "Junior Series Interest Rate" has the meaning assigned to such term in
Section 6(b) of this Agreement.

     "LIBOR" means the rate determined pursuant to Section 6(b).

     "London Banking Day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     "Payment Date" means each January 2, April 2, July 2 and October 2, commencing on January 2, 2007, provided that if any such day is not a Business
Day, then the immediately succeeding Business Day.

     "Reference Banks" means Barclays Bank, JPMorgan Chase Bank and Deutsche
Bank (or, if any such bank is not at the relevant date a major bank in the
London interbank market, another

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major bank in the London interbank market in lieu thereof selected by the
Reference Agent in good faith and in a commercially reasonable manner).

     "Representative Amount" means an amount that is representative for a single transaction in the London interbank market at the relevant time.

     "Senior Series Interest Rate" has the meaning assigned to such term in
Section 6(b) of this Agreement.

     "Telerate" means page 3750 on the Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the British Banker's Association for the purpose of displaying rates or prices comparable to that).

     SECTION 2. Appointment of Reference Agent. The Company hereby appoints WTC as the Reference Agent, and WTC hereby accepts such appointment and agrees to perform the duties and obligations of Reference Agent set forth in Section 6.

     SECTION 3. Status of Reference Agent. Any acts taken by the Reference Agent under this Agreement, including the calculation of any LIBOR, shall be deemed to have been taken by the Reference Agent solely in its capacity as an agent acting on behalf of the Company and shall not create or imply any obligation to, or any agency, fiduciary or trust relationship with, any of the owners or holders of the Equipment Notes or Pass Through Certificates.

     SECTION 4. Reference Agent Fees and Expenses. In consideration of the
Reference Agent's performance of the services provided for under this Agreement, the Company shall pay to the Reference Agent an annual fee set forth under a separate agreement between the Company and WTC. In addition, the Company shall reimburse the Reference Agent for all reasonable out-of-pocket expenses, disbursements and advances (including reasonable legal fees and expenses)
incurred or made by the Reference Agent from time to time in connection with the services rendered by it under this Agreement, except any expenses, disbursements, or advances attributable to its negligence or wilful misconduct.

     SECTION 5. Rights and Liabilities of Reference Agent. In the absence of negligence or wilful misconduct on the part of the Reference Agent, its directors, officers, employees and agents, such persons may conclusively rely, as to the truth of the statements expressed in, and shall be fully protected and shall incur no liability for, or in respect of, any action taken, omitted to be taken, or suffered to be taken by it, in reliance upon, any written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication, reasonably believed by it in good faith to be genuine, from the Company and conforming to the requirements of this Agreement. Any written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication from the
Company or given by it and sent, delivered or directed to the Reference Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication is in writing and signed by any officer of the Company. The Reference Agent may consult with counsel satisfactory to it and the advice (to be confirmed in

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                                        3

writing) or opinion of such counsel shall constitute full and complete authorization and protection of the Reference Agent with respect to any action taken, omitted to be taken, or suffered to be taken by it hereunder in good faith and in accordance with and in reliance upon the advice to be confirmed in writing or opinion of such counsel. The Reference Agent shall not be liable for any error resulting from use of or reliance on a source or publication required to be used under Section 6 to the extent such use of or reliance on such source or publication is contemplated by Section 6.

     SECTION 6. Duties of Reference Agent. (a) The duties and obligations of the
Reference Agent shall be determined solely by the express provisions of this
Agreement, and no implied covenants or obligations shall be read into this
Agreement against the Reference Agent. Subject to their duty to act without negligence, neither the Reference Agent nor its directors, officers, employees and agents guarantee the correctness or completeness of any data or other information furnished hereunder.

     (b) For the purpose of calculating the floating rate of interest payable on any Series of Senior Equipment Notes (the "Senior Series Interest Rate") and the
floating rate of interest payable on any Series of Junior Equipment Notes (the
"Junior Series Interest Rate"),"LIBOR" for each Interest Period that commences after the applicable original issuance date of such Series of Equipment Notes
(it being understood that the Senior Series Interest Rate and the Junior Series
Interest Rate for the Interest Period commencing on such issuance date shall be determined pursuant to the applicable Note Purchase Agreement) shall mean the rate determined in accordance with the following provisions:

          (i) The Reference Agent will determine LIBOR for each such Interest
Period as the rate for deposits in U.S. Dollars for a period of three months which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the
Interest Rate Determination Date for such Interest Period.

          (ii) If the rate referred to in Section 6(b)(i) does not appear on the
Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in a Representative Amount. The Reference Agent will request the principal
London office of each of the Reference Banks to provide a quotation of its rate.
If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the
Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest
Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in a
Representative Amount, except that, if the banks so selected by the Reference
Agent are not quoting as mentioned above, LIBOR shall be the floating rate of interest in effect for the last preceding Interest Period.

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                                        4

     (c) As soon as practicable after 11:00 a.m. (London time) on each Interest
Rate Determination Date, the Reference Agent will calculate the Senior Series
Interest Rate for each Series of Senior Equipment Notes for such Interest
Period, which shall be applicable to such Series of Senior Equipment Notes, and, accordingly, the related Class of Senior Certificates for such Interest Period, and the Junior Series Interest Rate for each applicable Series of Junior
Equipment Notes for such Interest Period, which shall be applicable to such
Series of Junior Equipment Notes, and, accordingly, the related Class of Junior
Certificates for such Interest Period. The Reference Agent's determination of
LIBOR, the Senior Series Interest Rate for each applicable Series of Senior
Equipment Notes and the Junior Series Interest Rate for each applicable Series of Junior Equipment Notes (in the absence of negligence, wilful default, bad faith or manifest error) shall be conclusive and binding upon all parties.

     (d) As promptly as is practicable after the determination thereof, the
Reference Agent shall give notice of the applicable LIBOR, the Senior Series
Interest Rate for each applicable Series of Senior Equipment Notes and the next
Payment Date to the Company, the Subordination Agent, the applicable Liquidity
Provider, the applicable Policy Provider, the applicable Pass Through Trustees and the Mortgagee.

     (e) As promptly as is practicable after the determination thereof, the
Reference Agent shall give notice of the applicable LIBOR, the Junior Series
Interest Rate and each applicable Series of Junior Equipment Notes and the next
Payment Date to the Company, the Subordination Agent, each applicable Liquidity
Provider, the applicable Pass Through Trustees and the Mortgagee.

     (f) The Reference Agent shall determine Break Amount if and when required under the Trust Indenture.

     SECTION 7. Amendment of the Equipment Notes. The Company shall deliver to the Reference Agent, at least three Business Days prior to the effective date of any amendment of the interest rate terms of any Class of Pass Through
Certificates or any Series of Equipment Notes, written notice of such amendment describing the terms of such amendment in reasonable detail, and a certification by the Company that such amendment is in compliance with the terms of the applicable Pass Through Trust Agreement or the Trust Indenture (as applicable).

     SECTION 8. Ownership of Pass Through Certificates. The Reference Agent, its
officers, directors, employees and shareholders may become the owners of or acquire any interest in any Pass Through Certificates, with the same rights that it or they would have if it were not the Reference Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Reference Agent.

     SECTION 9. Term; Termination, Resignation or Removal of Reference Agent.
(a) This Agreement shall have a noncancellable term commencing on the date hereof and expiring on payment in full of the Equipment Notes issued under the
Trust Indenture or, if earlier, termination of the Trust Indenture. During such term, this Agreement shall not be terminable by any party hereto except as expressly provided in Section 9(b).

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                                        5

     (b) The Reference Agent may at any time resign by giving written notice to the Company, the Subordination Agent, the Pass Through Trustees and the
Mortgagee, specifying therein the date on which its desired resignation shall become effective; provided that such notice shall be given no less than 30 days prior to said effective date unless the Reference Agent, the Company, the
Subordination Agent, the Pass Through Trustees and the Mortgagee otherwise agree in writing. The Company may remove the Reference Agent at any time by giving written notice to the Reference Agent and to the holders of each Class of Pass
Through Certificates and specifying the effective date of such removal, which shall be at least 30 days after the date of notice; provided, however, that no resignation by or removal of the Reference Agent shall become effective prior to the date of appointment by the Company, as provided in Section 10, of a successor reference agent and the acceptance of such appointment by such successor reference agent; and provided, further, that in the event that an instrument of acceptance by a successor reference agent shall not have been delivered pursuant to Section 10 within 90 days after the giving of such notice of resignation or removal, the Reference Agent may petition any court of competent jurisdiction for the appointment of a successor Reference Agent. The provisions of Sections 5, 11 and 13 hereof shall remain in effect following termination of this Agreement or the earlier resignation or removal of the
Reference Agent.

     SECTION 10. Appointment of Successor Reference Agent. In the event of the resignation by or removal of the Reference Agent pursuant to Section 9, the
Company shall promptly appoint a successor reference agent. Any successor reference agent appointed by the Company following resignation by or removal of the Reference Agent pursuant to the provisions of Section 10 shall execute and deliver to the incumbent Reference Agent, the Company, the Subordination Agent,
the Pass Through Trustees and the Mortgagee an instrument accepting such appointment. Thereupon, such successor reference agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, immunities, duties and obligations of the Reference Agent and with like effect as if originally named as Reference Agent hereunder, and the incumbent
Reference Agent shall thereupon be obligated to transfer and deliver such relevant records or copies thereof maintained by the Reference Agent in connection with the performance of its obligations hereunder. The Company shall notify the Rating Agencies of any resignation by or removal of the Reference
Agent under Section 9 and of the appointment of and acceptance by any successor
Reference Agent pursuant to this Section 10.

     SECTION 11. Indemnification. The Company shall indemnify and hold harmless the Reference Agent, its directors, officers, employees and agents from and against any and all actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses (including reasonable legal fees and expenses)
relating to or arising out of actions or omissions from actions in any capacity hereunder, except actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses caused by the negligence or wilful misconduct of the
Reference Agent, its directors, officers, employees or agents. The Reference
Agent shall be indemnified and held harmless by the Company for any error resulting from use of or reliance on a source or publication required to be used under Section 6. The Reference Agent shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Reference Agent in reliance upon (a)
advice to be confirmed in writing or opinion of counsel or (b) a written instruction from the Company.

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                                        6

     SECTION 12. Merger, Consolidation or Sale of Business by Reference Agent.
Any corporation into which the Reference Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which the
Reference Agent may be a party, or any corporation to which the Reference Agent may sell or otherwise transfer all or substantially all of its assets and corporation trust business, shall, to the extent permitted by applicable law, become the Reference Agent under this Agreement without the execution or filing of any paper or any further act by the parties hereto. The Reference Agent shall give notice in writing to the Company, the Subordination Agent, the Pass Through
Trustees and the Mortgagee of any such merger, consolidation or sale.

     SECTION 13. Miscellaneous. (a) If there should develop any conflict between the Reference Agent and any other Person relating to the rights or obligations of the Reference Agent in connection with calculation of the Senior Series
Interest Rate or the Junior Series Interest Rate, the terms of this Agreement shall govern such rights and obligations.

     (b) The Reference Agent agrees to cooperate with the Company and its agents, employees, directors and officers, including by providing such information as may reasonably be requested to permit the Company or such agents, employees, directors and officers to monitor the Reference Agent's compliance with its obligations under this Agreement.

     (c) The Reference Agent shall not assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the Company.

     (d) For the avoidance of doubt, this Agreement shall not apply to any
Additional Equipment Notes and related Pass Through Certificates bearing a fixed rate of interest, as specified in the applicable Officer's Certificate for such
Additional Equipment Notes pursuant to Section 11.03 of the Trust Indenture.

     (e) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.

     (f) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

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                                        7

     IN WITNESS WHEREOF, this Reference Agency Agreement has been entered into as of the date first set forth above.

                                        JETBLUE AIRWAYS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY, as
                                        Reference Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY, as
                                        Subordination Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY, as Mortgagee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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